news release

EXHIBIT 99.1

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Consumer Resource Center: 1-800-732-6643

Contact:	Chuck Greener 202-752-2616	Brian Faith	202-752-6720
Number:	4461
Date:	August 27, 2008

Fannie Mae CEO Dan Mudd Announces Management Restructuring to Drive
Capital Management and Credit Loss Reduction Plan

Peter Niculescu Appointed Chief Business Officer with Responsibility for Three Business Divisions

David Hisey Named Chief Financial Officer;
Michael Shaw Named Chief Risk Officer

WASHINGTON, DC – Fannie Mae (FNM/NYSE) President and Chief Executive Officer Daniel H. Mudd announced a series of senior executive appointments, effective immediately, to oversee and implement the company’s recently announced capital management and credit loss reduction plan. The executives include Peter Niculescu, who has assumed the duties of Chief Business Officer, as well as the appointments of David C. Hisey as Chief Financial Officer and Michael Shaw as Chief Risk Officer.

“After setting forth our capital and credit plan August 8, we are now putting a senior management structure in place to drive this plan across the company,” Mudd said. “This team will be responsible for meeting the dual objectives of conserving capital and controlling credit losses while Fannie Mae continues to provide crucial liquidity to the U.S. housing and mortgage markets. As we move through the bottom of this cycle, maintaining capital, managing credit and driving revenues are the priorities — and we have to organize and staff accordingly.”

The management changes today include the following actions:

•	As Executive Vice President and Chief Business Officer, Peter Niculescu will have responsibility for the oversight of the three Fannie Mae business divisions – Single-Family Mortgage Guaranty, Capital Markets and Housing and Community Development. In addition. Niculescu will oversee the implementation of the company’s capital management and credit-loss reduction plan. In his previous position as Executive Vice President and head of the Capital Markets business, Niculescu was responsible for the management of the company’s on-balance sheet portfolio investments including interest rate risk management, asset acquisition and funding. Before joining Fannie Mae in March 1999, Niculescu was managing director and co-head of Fixed-Income Research and Strategy for Goldman Sachs. Niculescu joined Goldman Sachs in 1990. Prior to that, he held positions in Fixed-Income Research and Portfolio Management at Salomon Brothers and Sanford C. Bernstein and Company.

“Peter Niculescu’s wide experience in the mortgage and capital markets, risk management and global and domestic finance make him the right choice to oversee our business, capital and credit strategies through this difficult cycle, and move into a more solid future for housing and Fannie Mae,” Mudd said.

•	Executive Vice President and current Chief Business Officer, Robert J. Levin, has announced his intention to retire from the company early next year after 27 years of service.

“Rob Levin has touched virtually every part of this company,” Mudd said. “Those of us who have been privileged to have had him as a colleague, as well as the many people in the mortgage industry whose respect he has earned, know him as a man of the highest character and integrity. His many contributions to the success of our business and the fulfillment of our mission will last long into the future.”

•	David C. Hisey has been named Executive Vice President and Chief Financial Officer, reporting to the President and Chief Executive Officer. Hisey is responsible for ensuring the accuracy, integrity, and timeliness of the company’s financial reporting and accounting, and internal controls. In addition to the duties of Chief Financial Officer, Hisey will work with Peter Niculescu in carrying out Fannie Mae’s capital management plan to ensure the company remains in a solid capital position. Previously Senior Vice President and Controller, Hisey joined Fannie Mae in 2005 and played a key leadership role in the company’s restatement. Hisey has more than 25 years of financial services experience in mortgage, consumer, and commercial lending, and capital markets. Prior to joining Fannie Mae, he was corporate vice president of financial services consulting, managing director and practice leader of BearingPoint’s Lending and Leasing Group. Before joining BearingPoint, Hisey was an audit partner at KPMG LLP with a focus in the mortgage industry.

“David’s entire career in financial services, particularly in the mortgage industry, makes him uniquely prepared to become CFO,” Mudd said. “David’s perspective, experience and skills in mortgage finance will serve him well as he oversees the intersection of our two core objectives of capital and credit, and ensure that our financial reporting and disclosure reflect the highest standards. David, as Controller, has supervised and signed off on 26 quarters of our financial results, and his ability to manage the process and people is a huge plus. ”

•	Michael Shaw has been named Chief Risk Officer, reporting to the President and Chief Executive Officer and the Board of Directors. As CRO, Shaw has overall responsibility for credit, market, counterparty, and operational risk oversight for all business units within Fannie Mae, and oversees the formulation of risk policies as well as the measuring, reporting, and monitoring of Fannie Mae’s risk profile. Prior to joining Fannie Mae in 2006 as Senior Vice President — Credit Risk Oversight, Shaw was a senior credit executive – Consumer Banking and senior risk executive, Policy, Reporting, Analytics and Finance at J.P. Morgan Chase & Co. Prior to that, he was senior credit executive – Consumer – Chase Financial Services, responsible for all credit risks in the consumer bank. Previously, he held senior risk management roles at GE/GE Capital, and served in several risk management roles during a 25-year career at Citibank.

“Mike’s authority and experience in credit make him ideally suited to work with the Single-Family and Finance teams to drive our credit loss reduction plan, and manage our interest rate and operational risk.” Mudd said. “Mike has seen cycles and has seen what it takes to manage when credit becomes tough. I’m glad to have him take on this challenge.”

•	David C. Benson, currently Senior Vice President and Treasurer, has been promoted to Executive Vice President-Capital Markets and Treasury, with management responsibilities for the company’s retained mortgage investment portfolio, liquidity and debt issuance. Benson joined Fannie Mae in 2002. Prior to joining Fannie Mae, Benson was managing director and head of e-commerce for the fixed-income division at Merrill Lynch.

“David’s knowledge of the debt markets and his expansive experience in mortgage funding make him the ideal choice to lead our Capital Markets business at this time as we manage our portfolio activities to provide optimal mortgage market liquidity and maximize revenue,” Mudd said.

•	Fannie Mae’s current Executive Vice President and Chief Financial Officer, Stephen Swad, who joined Fannie Mae in the spring of 2007, has chosen to leave the company and will pursue other opportunities in private equity. The company’s current Executive Vice President and Chief Risk Officer, Enrico Dallavecchia, has informed the company that he intends to leave the company to pursue other opportunities in finance and risk management.

“Both Steve Swad and Enrico Dallavecchia have helped this company through a challenging period,” Mudd said. “Steve played a major leadership role in Fannie Mae’s return to timely financial filing status in 2007. As Chief Risk Officer, Enrico led the restructuring of Fannie Mae’s enterprise-wide risk-management and oversight functions, which was critical to the company’s Sarbanes-Oxley remediation and compliance. We are grateful for their contributions. I am also proud of the teams they built, which meant we could promote their successors from within our strong pool of executives. Furthermore, Rob, Steve and Enrico have all offered to advise and provide any assistance possible to their successors and teams as we put this restructuring in place.”

“The Board of Directors is firmly committed to Dan Mudd, the management restructuring, and the strategic objectives around capital and credit he set forth on August 8,” Stephen B. Ashley, Chairman of the Board, said. “The Board will continue to work closely with Dan and his management team to guide the company and support the housing finance system through a very challenging period.”

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Fannie Mae is a shareholder-owned company with a public mission. We exist to expand affordable housing and bring global capital to local communities in order to serve the U.S. housing market. Fannie Mae has a federal charter and operates in America’s secondary mortgage market to enhance the liquidity of the mortgage market by providing funds to mortgage bankers and other lenders so that they may lend to home buyers. In 2008, we mark our 70th year of service to America’s housing market. Our job is to help those who house America.